UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2010

PANELTECH INTERNATIONAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53896	20-4748555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2999 John Stevens Way, Hoquiam, WA		98550
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (360) 538-1480

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

 On May 20, 2010, Paneltech Products, Inc. (“Paneltech Products”), a wholly-owned subsidiary and principal operating business of Paneltech International Holdings, Inc. (the “Registrant”), entered into a change in terms agreement dated May 14, 2010 (the “CIT Agreement”) with ShoreBank Pacific (“ShoreBank”) in connection with that certain Revolving Line of Credit in the amount of $900,000 that matured on May 14, 2010 (the “ShoreBank Facility”).  Under the terms of the CIT Agreement (a) the maturity date of the Shorebank Facility is extended to August 1, 2010; (b) the Minimum Net Worth covenant must be greater than $400,000.00, including all sub-debt and preferred stock, at all times and as measured at the end of each month; (c) Debt to Net Worth covenant must not exceed 12:1, including all sub-debt and preferred stock, at all times as measured at the end of each month; (d) Maintain positive Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) as measured at the end of each month; and (e) the Cash Flow Coverage covenant is eliminated.

The foregoing description of the CIT Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CIT Agreement, which is attached as Exhibit 10.1 hereto.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

(d)     Exhibits

Exhibit No.       Description

10.1                   Change in Terms Agreement between Paneltech Products, Inc. and ShoreBank Pacific, dated May 14, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 20, 2010	PANELTECH INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Scott Olmstead
Scott Olmstead
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.         Description

10.1                     Change in Terms Agreement between Paneltech Products, Inc. and ShoreBank Pacific, dated May 14, 2010